Exhibit 23.6

DIRECTOR CONSENT
May 13, 2004

     I, Chad Leonard Smart, do hereby consent to the inclusion of my name as a proposed director in the Registration Statement on Form S-4, File No. 333-112463, and the related Proxy Statement/Prospectus, of Net 1 UEPS Technologies, Inc.

/s/ Chad Leonard Smart
Chad Leonard Smart